CHANGE IN
INDEPENDENT
REGISTERED
PUBLIC ACCOUNTING
 FIRM
On August
18 2006
 the Funds
Directors
upon the
recommendation
of the Audit
Committee
appointed
KPMG LLP KPMG
as the
Funds
independent
registered
public accounting firm
 On the same date
 the
 Funds previous
independent registered
 public accounting
firm Deloitte
Touche LLP DT
resigned. The previous
reports issued by DT
on the Funds financial
statements for the fiscal
years ended November 30
2005 and November 30
2004 contained no adverse
opinion or disclaimer
of opinion nor were they
qualified or modified
as to uncertainty audit
scope or accounting
principles During the
Funds fiscal years ended
November 30 2005
and November 30 2004
i there were no
disagreements with DT
on any matter of
accounting principles
or practices financial
statement disclosure
or auditing scope or
procedure which disagreements
if not resolved to the
satisfaction of DT
would have
caused it to make
reference to the subject
 matter of the disagreements
in connection with its
reports on the financial
statements for
such years and ii there
 were no reportable events
of the kind described in
Item 304a 1 v of
Regulation SK under the
Securities Exchange Act of
1934 as amended
As indicated above the
Fund has appointed KPMG
as the independent registered
public accounting firm to
audit the Fund's financial
statements for the fiscal
year ending November 30
2006 During the Funds fiscal
years ended November 30 2005
and November 30
2004 and the interim period
commencing December 1 2005
and ending August 18 2006
 neither the Fund nor anyone
on its behalf
has consulted KPMG on items
 which i concerned the
application of accounting
principles to a specified
transaction either completed
or proposed or the type of
audit opinion that might be
rendered on the Funds financial
statements or ii concerned
the subject of a
disagreement as defined in
 paragraph a 1 iv of Item
304 of Regulations S-K or
reportable events as described
in paragraph a
1 v of said Item 304